UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

QUADRA PROJECT INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of incorporation or organization)              (I.R.S. Employer Identification No.)

#200-245 East Liberty Street, Reno, Nevada, 89501, USA, 1-888-597-8899
(Address and telephone number of principal executive offices)

14th floor, No. 68 Yucheng Road, Sanmin District, Kaohsiung City, 807, Taiwan, 1-888-597-8899
(Address of principal place of business or intended principal place of business)

Magnum Group International Inc. 67 Wall Street, 22nd Floor, New York, NY, 10005-3198, USA
                                                   Tel: 1-888-597-8899 Fax: 1-212-943-2300
(Name, address and telephone number of agent for service)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-149785

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share (“Common Stock”), of Quadra Projects Inc., a Nevada corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Securities” in the Prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-149785) filed with the Securities and Exchange Commission on March 18, 2008, and is incorporated herein by reference.

Item 2. Exhibits.

	Exhibit #	Title	Filed
	3.2	Articles of Incorporation	(1)
	3.3	By-Laws	(1)
(1)
	Expressly incorporated by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form S-1, filed on March 18, 2008.

SIGNATURE

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUADRA PROJECTS INC.

                 By:
                            /s/ Yuh Hsin Liu

Date: April 4, 2008 President and Chief Executive Officer